Ex-99.11(b)

                         CONSENT OF INDEPENDENT COUNSEL

                                  [LETTERHEAD]

The Guardian Bond Fund, Inc.
201 Park Avenue South
New York, New York 10003

                                                                  April 27, 1998

Gentlemen and Ladies:

      We hereby consent to the reference to our name under the heading "Legal Opinions" in the Statement of Additional Information contained in Post-Effective Amendment No. 17 to the registration statement on Form N-1A for The Guardian Bond Fund, Inc. (File No. 2-81150) and to the filing of this consent as an exhibit to the registration statement.

                                          Very truly yours,


                                          VEDDER, PRICE, KAUFMAN &
                                          KAMMHOLZ


                                             /s/ CATHY G. O'KELLY
                                          --------------------------
                                             Cathy G. O'Kelly